Exhibit 99.5

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

We encourage you to take advantage of telephone or internet voting.

Both are available 24 hours a day, 7 days a week.

Telephone and Internet voting is available through 11:59 p.m., Eastern Time on [—], 2013.

HUDSON CITY BANCORP, INC.	TELEPHONE 1-800-652-VOTE (8683) Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
OR
INTERNET http://www.investorvote.com/hcbk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

If you vote your proxy by telephone or by Internet, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼ FOLD AND DETACH HERE ▼

	Please mark your votes as indicated in this example		☒

	FOR	AGAINST	ABSTAIN

1.      The adoption of the Agreement and Plan of Merger, dated as of August 27, 2012 (the “Merger Agreement”), by and among M&T Bank Corporation, Hudson City Bancorp, Inc. and Wilmington Trust Corporation (the “Merger” proposal).

	☐	☐	☐

2.      The approval, on a non-binding, advisory basis, of the compensation to be paid to Hudson City Bancorp Inc.’s named executive officers that is based on or otherwise relates to the merger pursuant to the Merger Agreement (the “Merger-Related Named Executive Officer Compensation” proposal).

	☐	☐	☐

3.      The approval of one or more adjournments of the Hudson City Bancorp, Inc. special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the adoption of the Merger Agreement (the “Hudson City Adjournment” proposal).

	☐	☐	☐

         (Please mark box if you plan to attend the Special Meeting.) (Important: If your shares are not registered in your name, you will need additional documentation to attend the Special Meeting. Please contact your broker promptly to obtain such additional documentation if you plan to attend the special meeting.)

	I will attend the Special Meeting.		☐

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus, dated [—], 2013.

	Mark Here for Address Change or Comments SEE REVERSE		☐

Please sign exactly as your name appears on this proxy card. Joint Owners should each sign personally. If signing as an attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

Signature                                                                               Signature                                                                               Date

You can now access your Hudson City Bancorp, Inc. account online.

Access your Hudson City Bancorp, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Hudson City Bancorp, Inc., now makes it easy and convenient to get current information on your stockholder account.

— View account status	— View payment history for dividends
— View certificate history	— Make address changes
— View book-entry information	— Obtain a duplicate 1099 tax form

Visit us on the web at www.cpushareownerservices.com/cpuportal/index.jsp

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at https://www.cpushareownerservices.com/cpuportal/index.jsp where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Joint Proxy Statement/Prospectus is available at: [—]

FOLD AND DETACH HERE

REVOCABLE PROXY

HUDSON CITY BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HUDSON CITY BANCORP, INC.

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [—], [—], 2013

The undersigned shareholder of Hudson City Bancorp, Inc. hereby appoints [—], [—] and [—] or any of them, with full powers of substitution, to act as proxy for the undersigned and to vote all shares of common stock of Hudson City Bancorp, Inc., which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held at [—],[—],[—], 2013 at [—] [a.m.][p.m.], Eastern Time, and at any adjournment or postponement thereof.

THIS PROXY CARD, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU DO NOT GIVE ANY DIRECTION, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS IN ITEMS 1, 2 AND 3.

PLEASE PROMPTLY MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE OR VOTE USING THE INTERNET OR TELEPHONE INSTRUCTIONS ON THE REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. Box 358010 Pittsburgh, PA 15252-8010
(Continued on Reverse Side)